Exhibit 99.1

Inspire Veterinary Partners Celebrates Record Veterinary Hiring and the Appointment of Lynley Kees to Chief People Officer

●	Year-to-date 2025 Doctor of Veterinary Medicine hiring surpasses 2024 by 500%

●	New talent outreach, professional development and staffing tools implemented by Director of Recruiting Holly Hazzan and led by new Chief People Officer (CPO)

●	Several Inspire clinics are newly staffed with experienced medical leadership

●	CPO to lead People strategy to support next phase of growth

VIRGINIA BEACH, VA / ACCESS Newswire / April 30, 2025 / Inspire Veterinary Partners, Inc. (Nasdaq:IVP) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced that Lynley Kees has been appointed Chief People Officer, effective April 28, 2025. As the first company executive to hold the title of Chief People Officer, Lynley will oversee all areas of Human Resources, including talent management, career development and organizational design, all with a people-focused mindset. Kees previously served as Inspire’s Vice President of Human Resources since January 2023 where she was responsible for strategically aligning the HR function to drive business success and fostering a purpose-driven culture.

“It has been rewarding to be a part of the Inspire journey and I look forward to bringing innovative ideas to further nurture the incredible culture that has been built at each of our clinics and within the organization,” said Ms. Kees. “It is an honor to take on this elevated role and continue to work toward our goals and serve the teams that make our success possible.”

“The bond between a veterinarian and the pets and clients they serve is central to our profession. Attracting and retaining talented and compassionate DVMs and VMDs is also how we grow,” shared Kimball Carr, President & Chief Executive Officer of Inspire. “Lynley’s promotion to Chief People Officer reflects her exceptional track record and her unwavering commitment to making Inspire a place where all employees can thrive, innovate, and grow.”

Carr added, “We are also very excited about our milestones in veterinary hiring and our plans to leverage investments in talent for growth.”

Having implemented new talent outreach strategies for 2025, IVP is seeing new success in attracting credentialed talent.

The Company seeks to take full advantage of new medical leaders within its clinics under the experienced leadership of Dr. Alex Quarti, Vice President of Medical Operations.

“I’m very proud that we’ve built flexible schedule models, industry leading benefits and a support structure for our doctors,” said Dr. Alex Quarti. “We’re fostering a culture at Inspire which allows each of our clinics to support their doctor teams in providing world class care for the patients we serve.”

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner/operator of veterinary hospitals in the US. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

For more information, please visit: www.inspirevet.com.

Connect with Inspire Veterinary Partners, Inc.

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https://www.facebook.com/InspireVeterinaryPartners/

LinkedIn

https://www.linkedin.com/company/inspire-veterinary-partners/

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to anticipated acquisitions, or factors that result in changes to the Company’s anticipated results of operations related to acquisitions. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact

Kevin McGrath

TraDigital IR

646.418.7002

kevin@tradigitalir.com

General Inquires

Morgan Wood

Mwood@inspirevet.com